SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
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                                    FORM 8-K
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2006

                               Delta Mutual, Inc.
               (Exact name of registrant as specified in charter)

         Delaware                                               000-30563
(State or other jurisdiction                            (Commission File Number)
 of  incorporation)

111 North Branch Street, Sellersville, Pennsylvania                     18960
-----------------------------------------------------                  --------
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code: (215) 258-2800


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On February 28, 2006, the Company entered into a new executive employment agreement, effective March 11, 2006, with Peter F. Russo to serve as its President and Chief Executive officer for a term of three years. The agreement provides for a base salary of $180,000 per year, but until the Board of Directors determines that the financial condition of the Company permits the payment of that salary, the minimum salary to be paid to Mr. Russo is $6,500 per month. The agreement contains provisions for discharge for "cause," including disability, in which case no further compensation or benefits would be payable under the agreement. If termination is other than for death or "cause," the base salary is continued for six months following the termination of employment, or until the time that Mr. Russo commences other full time employment. The agreement contains a provision for additional compensation to Mr. Russo if his employment is terminated without "cause" due to a change in control.

FOR THE FULL TERMS OF THE EXECUTIVE EMPLOYMENT AGREEMENT, PLEASE REFER TO THE COPY OF THE AGREEMENT FILED AS EXHIBIT 10.32 TO THIS REPORT.



   Item 9.01 Financial Statements and Exhibits.

      (c) Exhibits

      No.      Description of Exhibit
      ---      ----------------------

      10.32 Executive Employment Agreement, dated February 28, 2006, between Delta Mutual, Inc. and Peter F. Russo.

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                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               Delta Mutual, Inc.


Date: March 1, 2006
                                By: /s/ Peter F. Russo
                                -------------------------------------
                                Peter F. Russo,
                                President and Chief Executive Officer

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